Exhibit 99.1

STRATEGIC HOTEL CAPITAL, INC. REPORTS FOURTH QUARTER AND

YEAR END 2004 FINANCIAL RESULTS

Chicago, IL –March 2, 2005 – Strategic Hotel Capital, Inc. (NYSE: SLH) today reported results for the fourth quarter and year ended December 31, 2004.

Highlights

•	Increase of 5.8 percent in 4Q04 North American same store RevPAR, driven by a 4.7 percent increase in ADR and 1.1 percent increase in occupancy over the comparable period in 2003.

•	Increase of 4.7 percent in FY04 North American same store RevPAR, resulting from a 1.5 percent increase in ADR and 3.2 percent increase in occupancy.

•	6.4 percent increase in 4Q04 North American same store property EBITDA to $21.5 million from $20.2 million in 4Q03.

•	4Q04 North American same store property EBITDA margins improved to 23.6 percent from 22.8 percent in the comparable period in 2003.

•	Subsequent to year-end 2004, agreement signed to acquire an 85 percent controlling interest in InterContinental hotels in Chicago and Miami with an agreed upon aggregate value of $303.5 million.

For the fourth quarter the company recorded net loss of $ (9.4) million or $ (0.24) per share on a fully converted basis, Adjusted EBITDA of $7.5 million, and FFO of $ (1.9) million or $ (0.05) per share on a fully converted basis. Excluding an impairment loss of $12.7 million, representing $ (0.32) per fully converted share, net income per share on a fully converted basis was $0.08 and FFO per share on a fully converted basis was $0.27. “Fully converted” per share results represent net income and funds from operations before minority interest adjustments, divided by the total number of shares, operating partnership units convertible into shares and restricted stock units.

For the year ended December 31, 2004, the company recorded a net income of $13.3 million or $0.33 per share on a fully converted basis, Adjusted EBITDA of $ 141.3 million, and FFO of $(0.3) million or $(0.01) per share on a fully converted basis. Excluding the impairment charge of $12.7 million, net income per share on a fully converted basis for the year was $0.65 and FFO per share on a fully converted basis for the year was $0.31. Due to the company’s restructuring at its IPO, fiscal year and year-over-year comparisons are not representative of performance.

“Same store” hotel comparisons are derived from SLH’s portfolio at December 31, 2004, excluding the Ritz-Carlton Half Moon Bay, which was acquired in August 2004, eliminating the effects of the Hyatt Regency New Orleans lease that was in existence prior to the IPO, and excluding the seven properties that were distributed as part of the IPO. Property EBITDA reflects property net operating income plus depreciation and amortization.

Laurence Geller, chief executive officer of Strategic Hotel Capital, commented, “Our decision to become a public company coincided with a fundamental improvement in the lodging industry. Given our strong portfolio, we feel we are well positioned to benefit from this recovery. We anticipate a continuation in the sector trends of increasing RevPAR and demand outpacing supply, particularly as they pertain to our focus on luxury urban and resort hotels. The healthy acquisition pipeline has presented us with solid opportunities and we look forward to capitalizing on these given our unique asset management strategies. The recent addition of Jim Mead to our management team provides us with the focus on a disciplined capital structure that completes our business model.”

Portfolio Update

For the North American hotels, same store RevPAR for the fourth quarter increased 5.8 percent over the prior period in 2003, to $101.66 from $96.06. Full year 2004 North American same store RevPAR increased 4.7 percent to $105.86, driven by a 1.5 percent increase in ADR and 3.2 percent increase in occupancy. North American same store Total RevPAR, which includes revenues from food and beverage and other sources in addition to rooms, increased 3.0 percent to $185.31 for the fourth quarter and increased 2.7 percent to $186.03 for the full year 2004.

For the European hotels, same store RevPAR for the fourth quarter increased 11.1 percent over the fourth quarter of 2003, due to a 9.6 percent increase in ADR and a 1.4 percent increase in occupancy. For the full year 2004, same store RevPAR for the European hotels increased 11.7 percent over 2003, with an ADR increase of 6.9 percent and a 4.4 percent increase in occupancy. Operating results were positively impacted by foreign currency exchange rate fluctuations. European hotels contributed approximately $0.1 million to Adjusted EBITDA in the fourth quarter of 2004.

Acquisition Update

As previously announced, the company has signed an agreement to acquire an 85 percent controlling interest in the InterContinental hotels in Chicago and Miami with an agreed upon aggregate value of $303.5 million. The acquisition is anticipated to close in April 2005.

2005 Outlook

The company also announced initial earnings guidance for 2005. Management anticipates that for the full year 2005 Adjusted EBITDA will be in the range of $108.3 million to $113.3 million, net income (loss) will be in the range of $ (1.9) million to $2.1 million, and FFO per share on a fully converted basis will be in the range of $1.35 to $1.45.

The company expects North American same store RevPAR growth in the range of 4.0 percent to 5.0 percent. North American same store Total RevPAR is expected to increase between 4.5 percent and 5.5 percent.

The following tables reconcile projected 2005 net income to projected FFO and Adjusted EBITDA.

	Low Range	High Range
	(in millions)
Net (loss) income	$(1.9)	$2.1
Depreciation and amortization	57.2	57.2
Realized portion of deferred gain on sale leasebacks	(4.5)	(4.5)
Deferred tax on realized portion of deferred gain	1.3	1.3
Minority interest	0.9	1.9
Adjustments from unconsolidated affiliates	3.0	3.0

Funds from Operations (FFO)	56.0	61.0
FFO per Share (fully converted)	$1.35	$1.45

	Low Range	High Range
	(in millions)
Net (loss) income	$(1.9)	$2.1
Depreciation and amortization	57.2	57.2
Interest expense	41.2	41.2
Equity capital costs	4.8	4.8
Income taxes	4.6	4.6
Minority interest	0.9	1.9
Adjustments from unconsolidated affiliates	6.0	6.0
Realized portion of deferred gain on sale leasebacks	(4.5)	(4.5)

Adjusted EBITDA	108.3	113.3

The company’s 2005 guidance is based upon an assumed continued modest recovery in the lodging sector and several internal forecasts and assumptions, including, but not limited to:

•	Flat gross operating margins for the year;

•	Closing of the InterContinental Hotel (IHG) acquisitions in the second quarter of 2005;

•	Budget for future additional acquisitions of between $150 million and $200 million and an assumed disposition;

•	The level and timing of capital market activity to fund acquisitions;

•	100-basis points increase in LIBOR;

•	Corporate expenses to remain approximately flat on a run rate basis with those incurred in the third and fourth quarters of 2004, inclusive of $1.2 million in Sarbanes Oxley compliance costs;

•	European hotels expected contribution of between $4.5 million to $5.0 million to Adjusted EBITDA; and

•	Company contribution to furniture, fixture and equipment reserves at the properties owned at the end of 2004 and the two IHG acquisition properties of approximately $20 million during 2005. In addition, the company will invest approximately $15 million in owner funded improvements, of which approximately 60 percent is estimated as revenue enhancing expenditures.

For the first quarter 2005, management anticipates that Adjusted EBITDA will be in the range of $23.3 million to $24.5 million, net income will be in the range of $2.7 million to $3.6 million, and FFO per share on a fully converted basis will be in the range of $0.35 to $0.38. North American same store RevPAR growth is expected to be in the range of 2.5 percent and 3.5 percent, and North American same store Total RevPAR growth is expected to be in the range of 2.5 percent and 3.5 percent.

The following tables reconcile projected first quarter 2005 net income to projected FFO and Adjusted EBITDA.

	Low Range	High Range
	(in millions)
Net income	$2.7	$3.6
Depreciation and amortization	10.4	10.4
Realized portion of deferred gain on sale leasebacks	(1.1)	(1.1)
Deferred tax on realized portion of deferred gain	0.3	0.3
Minority interest	0.8	1.1
Adjustments from unconsolidated affiliates	0.7	0.7

Funds from Operations (FFO)	$13.8	$15.0
FFO per Share (fully converted)	$0.35	$0.38

	Low Range	High Range
	(in millions)
Net income	$2.7	$3.6
Depreciation and amortization	10.4	10.4
Interest expense	7.9	7.9
Income taxes	1.2	1.2
Minority interest	0.8	1.1
Adjustments from unconsolidated affiliates	1.4	1.4
Realized portion of deferred gain on sale leasebacks	(1.1)	(1.1)

Adjusted EBITDA	$23.3	$24.5

Earnings Call and Supplemental Data

The company will conduct its quarterly conference call for investors and other interested parties on Thursday, March 3, 2005 at 11:00 a.m. Eastern Time (ET). Interested individuals are invited to listen to the call by telephone at 800-289-0569. To participate on the webcast, log on to www.shci.com or www.fulldisclosure.com 15 minutes before the call to download the necessary software. The company also produces supplemental financial data that includes detailed information regarding the operating results. This supplemental data is considered an integral part of this earnings release and together with the release, is available on the Strategic Hotel Capital website at www.shci.com. in the investor relations section.

About the Company

Strategic Hotel Capital, Inc., is a real estate investment trust (REIT) which owns and asset manages high-end hotels and resorts. The company has ownership interests in 15 properties with an aggregate of 6,192 rooms. For further information, please visit the company’s website at www.shci.com.

This press release contains forward-looking statements about Strategic Hotel Capital, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties that could cause the actual results to differ materially, including but not limited to the following: availability of capital; ability to obtain or refinance debt; rising interest rates; rising insurance premiums; cash available for capital expenditures; competition; demand for hotel rooms in our current and proposed market areas; economic conditions generally and in the real estate market specifically; the effect of threats of terrorism and increased security precautions on travel patterns and hotel bookings; the outbreak of hostilities and international political instability; legislative or regulatory changes, including changes to laws governing the taxation of REITs; and changes in generally accepted accounting principles, policies and guidelines applicable to REITs.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Revenues:
Rooms	$54,883	$85,020	$270,820	$317,978
Food and beverage	34,445	47,301	144,593	164,358
Other hotel operating revenue	14,070	15,126	51,064	55,580

	103,398	147,447	466,477	537,916
Lease revenue	3,314	6,266	24,233	27,638

Total revenues	106,712	153,713	490,710	565,554

Operating Costs and Expenses:
Rooms	12,839	22,550	67,761	82,245
Food and beverage	25,613	36,069	110,768	127,751
Other departmental expenses	31,769	40,311	135,323	148,595
Management fees	3,860	5,434	17,145	19,295
Other property level expenses	6,417	10,157	30,344	36,903
Lease expense	3,257	—	6,446	—
Depreciation and amortization	10,653	20,217	61,463	82,661
Impairment losses on goodwill and hotel property	12,675	—	12,675	—
Corporate expenses	4,352	5,640	28,845	21,912

Total operating costs and expenses	111,435	140,378	470,770	519,362

Operating (loss) income	(4,723)	13,335	19,940	46,192

Interest expense	(7,481)	(25,007)	(64,578)	(107,391)
Interest income	257	311	1,270	2,643
Gain (loss) on early extinguishment of debt	29	767	(21,934)	(13,761)
Other income (expenses), net	3,816	(2,549)	3,132	(7,581)

Loss before income taxes, minority interests And discontinued operations	(8,102)	(13,143)	(62,170)	(79,898)
Income tax (expense) benefit	(4,230)	(992)	(4,990)	552
Minority interests	2,914	(61)	4,831	(2,895)

Loss from continuing operations	(9,418)	(14,196)	(62,329)	(82,241)
Income from discontinued operations	—	363	75,662	26,047

Net (Loss) Income	$(9,418)	$(13,833)	$13,333	$(56,194)

Basic and Diluted (Loss) Income Per Share:
Loss from continuing operations per share	$(0.31)	$(0.74)	$(2.55)	$(4.84)
Income from discontinued operations per share	—	0.02	3.10	1.53

Net (loss) income per share	$(0.31)	$(0.72)	$0.55	$(3.31)

Weighted-average common shares outstanding	30,204	19,090	24,390	17,002

Our consolidated statements of operations for the three months and year ended December 31, 2004 include the following: the results of the 15 hotel interests currently owned or leased by the company, referred to as the REIT Hotels; and before June 29, 2004, the date of the IPO, the results of seven other hotels, which were distributed out of the company and in which the company no longer has an ownership interest.

Consolidated Balance Sheets

(in thousands, except share data)

	Years Ended December 31,
	2004	2003
Assets
Property and equipment	$952,717	$1,881,840
Less accumulated depreciation	(222,150)	(472,645)

Net property and equipment	730,567	1,409,195

Goodwill	66,438	259,150
Intangible assets (net of accumulated amortization of $87 and $0, respectively)	1,613	—
Assets held for sale	—	80,519
Investment in hotel joint ventures	12,060	23,392
Cash and cash equivalents	40,071	107,437
Restricted cash and cash equivalents	26,979	85,697
Accounts receivable (net of allowance for doubtful accounts of $361 and $772, respectively)	21,056	31,030
Deferred financing costs (net of accumulated amortization of $1,420 and $8,609, respectively)	11,178	29,247
Other assets	80,388	53,854

Total assets	$990,350	$2,079,521

Liabilities and Owners’ Equity
Liabilities:
Mortgages and other debt payable	$489,140	$1,505,984
Bank credit facility	54,000	—
Convertible debt	—	122,030
Accounts payable and accrued expenses	58,946	124,422
Distributions payable	8,709	—
Liabilities of assets held for sale	—	68,153
Deferred fees on management contracts	2,333	12,256
Deferred gain on sale of hotels	119,616	—

Total liabilities	732,744	1,832,845
Minority interests	61,053	107,608
Owners’ equity:
Members’ capital	—	875,767
Distributions to members	—	(439,377)
Common shares ($0.01 par value; 150,000,000 common shares authorized; 30,035,701 common shares issued and outstanding)	300	—
Additional paid-in capital	483,691	—
Deferred compensation	(1,731)	—
Accumulated deficit	(271,873)	(285,206)
Accumulated distributions to owners	(13,447)	—
Accumulated other comprehensive loss	(387)	(12,116)

Total owners’ equity	196,553	139,068

Total liabilities and owners’ equity	$990,350	$2,079,521

REIT Hotel Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
REIT Hotel Revenues:
Rooms	$54,883	$42,037	$192,750	$169,780
Food and beverage	34,445	26,518	108,747	93,659
Other hotel operating revenue	14,070	10,477	42,370	37,459

	103,398	79,032	343,867	300,898
Lease revenue (b)	3,314	4,839	20,698	20,150

REIT hotel revenues	106,712	83,871	364,565	321,048

REIT Hotel Expenses:
Rooms	12,839	9,664	43,848	36,936
Food and beverage	25,613	19,331	80,903	69,431
Other departmental expenses	31,769	24,276	104,033	89,459
Management fees	3,860	3,801	14,224	13,651
Other property level expenses	6,417	4,166	20,575	15,955
Lease expense	3,257	—	6,446	—

REIT hotel expenses	83,755	61,238	270,029	225,432

REIT Hotel Adjusted Operating Income	22,957	22,633	94,536	95,616

Interest expense, net	(7,224)	(13,647)	(41,070)	(60,498)
Gain (loss) on early extinguishment of debt	29	767	(9,271)	(7,794)
Other income (expenses), net (c)	3,816	(2,549)	3,132	(7,581)

Income before income taxes and minority interests	19,578	7,204	47,327	19,743
Income tax (expense) benefit	(4,230)	(992)	(4,990)	552
Minority interests	2,914	(61)	4,831	(2,895)

REIT Hotel Net Income	18,262	6,151	47,168	17,400

REIT depreciation and amortization	(10,653)	(9,828)	(41,778)	(39,090)
Impairment losses on goodwill and hotel property	(12,675)	—	(12,675)	—
Corporate expenses	(4,352)	(5,640)	(28,845)	(21,912)
Non-REIT hotel results, net	—	(4,879)	(26,199)	(38,639)
Income from discontinued operations	—	363	75,662	26,047

Net (Loss) Income	$(9,418)	$(13,833)	$13,333	$(56,194)

(a) REIT hotel operating data above excludes the results of operations of the distributed assets that are required to be included in GAAP financial statement presentations prior to the date of the IPO because we are deemed to have continuing involvement as a result of our agreement to asset manage those assets. As a result, we have presented only REIT hotel operating results and a reconciliation of REIT hotel income to net income (loss), the most directly comparable GAAP measure.

REIT hotel operating results are presented because we believe that it most fairly represents comparable period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. Because of the elimination of the non-REIT hotel operations, the REIT hotel operating results do not represent our total revenues, expenses or operating profit in accordance with GAAP. These results should be considered in combination with our GAAP financial statements by investors when evaluating our performance.

(b) Until March 1, 2004, the Hamburg Marriott was accounted for under the equity method. After March 1, 2004 when we acquired our joint venture partner’s 65% leasehold interest in the property, we record lease revenue for the Hamburg Marriott. Lease revenue for the three months and years ended December 31, 2004 and 2003 includes revenues from the Hyatt Regency New Orleans until June 29, 2004 when we converted the Hyatt Regency New Orleans lease to a management agreement. Prior to June 29, 2004, the Paris Marriott Champs Elysees was accounted for as a finance obligation and we consolidated its results because of a continuing involvement in supporting the financing of the property through a collateralized guarantee. On June 29, 2004, we recorded a sale and leaseback related to the Paris Marriott Champs Elysees. Subsequent to June 29, 2004, we only earn lease revenue from the Hamburg Marriott and the Paris Marriott Champs Elysees.

(c) Other income (expenses), net includes our equity in earnings or losses of our investments in the Prague hotel joint venture for the three months and years ended December 31, 2004 and 2003. Earnings or losses from our investment in the Hamburg Marriott hotel joint venture are included in the three months and year ended December 31, 2003 and are included in the year ended December 31, 2004 until the acquisition of our joint venture partner’s interest in the property on March 1, 2004.

Non-GAAP Financial Measures

Two non-GAAP financial measures are presented for the Company that we believe are useful to investors as key measures of our operating performance: Funds from Operations, or FFO; and Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA. Reconciliation of these measures to net (loss) income, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present Fully Converted FFO, which is FFO plus convertible debt interest expense and minority interest expense on convertible minority interests. We believe that the presentation of FFO and Fully Converted FFO provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net income (loss) excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA for 2004 and 2003 is presented on a full participation basis, which means we have assumed conversion of all minority interests into the Company’s common shares. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they provide investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Adjusted EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (loss). In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss), and provide an explanatory description by footnote of the items excluded from FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA.

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Net (loss) income	$(9,418)	$(13,833)	$13,333	$(56,194)
Depreciation and amortization - continuing operations	10,653	20,217	61,463	82,661
Depreciation and amortization - discontinued operations	—	1,005	—	5,513
Interest expense - continuing operations	7,481	25,007	64,578	107,391
Interest expense - discontinued operations	—	1,461	577	6,352
Income taxes	4,152	1,184	5,135	247
Mexican asset tax refund	(2,427)	—	(2,427)	—
Minority interests	(2,914)	61	(4,831)	2,895
Adjustments from unconsolidated affiliates	1,065	(453)	5,672	3,165

EBITDA (a)	8,592	34,649	143,500	152,030
Realized portion of deferred gain on sale leasebacks	(1,058)	—	(2,180)	—

Adjusted EBITDA (a)	$7,534	$34,649	$141,320	$152,030

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net (loss) income because these losses have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Impairment losses from continuing operations amounted to $12,675 for the three months and year ended December 31, 2004.

•	Gain (loss) on early extinguishment of debt from continuing operations amounted to $29, $767, $(21,934) and $(13,761) for the three months and years ended December 31, 2004 and 2003, respectively.

•	Loss on extinguishment of debt from discontinued operations amounted to $1,086 for the year ended December 31, 2003.

•	Gain on sale of assets from discontinued operations amounted to $75,982 and $21,072 for the years ended December 31, 2004 and 2003, respectively.

Reconciliation of Net (Loss) Income to Funds From Operations (FFO)

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Net (loss) income	$(9,418)	$(13,833)	$13,333	$(56,194)
Depreciation and amortization - continuing operations	10,653	20,217	61,463	82,661
Depreciation and amortization - discontinued operations	—	1,005	—	5,513
Gain on sale of assets - continuing operations	—	—	—	—
Gain on sale of assets - discontinued operations	—	—	(75,982)	(21,072)
Realized portion of deferred gain on sale leasebacks	(1,058)	—	(2,180)	—
Deferred tax expense on realized portion of deferred gain on sale leasebacks	335	—	657	—
Minority interests adjustments	(2,642)	(103)	(5,573)	(466)
Adjustments from unconsolidated affiliates	494	830	3,174	3,320

FFO	(1,636)	8,116	(5,108)	13,762
Convertible debt interest expense	—	2,068	4,105	14,902
Convertible minority interests	(271)	164	743	3,361

FFO - Fully Converted (a)	$(1,907)	$10,348	$(260)	$32,025

(a)	FFO has not been adjusted for the following amounts included in net (loss) income because these losses have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Impairment losses from continuing operations amounted to $12,675 for the three months and year ended December 31, 2004.

•	Gain (loss) on early extinguishment of debt from continuing operations amounted to $29, $767, $(21,934) and $(13,761) for the three months and years ended December 31, 2004 and 2003, respectively.

•	Loss on extinguishment of debt from discontinued operations amounted to $1,086 for the year ended December 31, 2003.

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable year-over-year basis. Adjustments include (i) exclusion of Ritz-Carlton Half Moon Bay’s partial year results; (ii) presentation of Hyatt Regency New Orleans without the effect of the operating lease that was in place prior to June 2004; and (iii) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of December 31, 2004)

9 Properties

4,710 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$142.36	$136.08	4.6%		$140.85	$139.59	0.9%
Average Occupancy	63.6%	63.0%	0.6	pts	67.6%	65.6%	2.0	pts
RevPAR	$90.52	$85.74	5.6%		$95.28	$91.63	4.0%
Property EBITDA Margin	21.9%	21.3%	0.6	pts	22.8%	24.1%	(1.3	) pts

Mexican Hotels (as of December 31, 2004)

2 Properties

380 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$360.35	$349.24	3.2%		$349.71	$337.28	3.7%
Average Occupancy	68.7%	66.2%	2.5	pts	67.7%	65.0%	2.7	pts
RevPAR	$247.40	$231.17	7.0%		$236.68	$219.12	8.0%
Property EBITDA Margin	32.5%	30.9%	1.6	pts	31.1%	29.3%	1.8	pts

Total North American Hotels (as of December 31, 2004)

11 Properties

5,090 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$158.98	$151.90	4.7%		$156.47	$154.21	1.5%
Average Occupancy	63.9%	63.2%	0.7	pts	67.7%	65.6%	2.1	pts
RevPAR	$101.66	$96.06	5.8%		$105.86	$101.15	4.7%
Property EBITDA Margin	23.6%	22.8%	0.8	pts	24.1%	24.9%	(0.8	) pts

European Hotels (as of December 31, 2004)

3 Properties

841 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$224.13	$204.44	9.6%		$229.37	$214.50	6.9%
Average Occupancy	79.1%	78.0%	1.1	pts	80.6%	77.2%	3.4	pts
RevPAR	$177.23	$159.53	11.1%		$184.86	$165.54	11.7%
Property EBITDA Margin	35.6%	37.9%	(2.3	) pts	39.9%	42.3%	(2.4	) pts

Strategic Hotel Capital, Inc.

Supplemental Information

December 31, 2004

Strategic Hotel Capital, Inc.

Supplemental Information

December 31, 2004

TABLE OF CONTENTS

PAGE
CORPORATE INFORMATION
The Company	3
Board of Directors and Executive Officers	4
Equity Research Coverage	5

FINANCIAL HIGHLIGHTS
Supplemental Financial Data	6
Consolidated Statements of Operations	7
Consolidated Balance Sheets	8
REIT Hotel Statements of Operations	9-10
Discontinued Operations	11
Non-GAAP Financial Measures	12
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA	13
Reconciliation of Net (Loss) Income to Funds From Operations (FFO)	14
Debt Summary	15

PORTFOLIO DATA
Portfolio at December 31, 2004	16
Seasonality by Geographic Region	17
Operating Statistics by Geographic Region	18-19
Selected Financial and Operating Information by Property	20-24

Supplemental Information December 31, 2004

CORPORATE INFORMATION

The Company

Strategic Hotel Capital, Inc. is an industry-leading owner and asset manager of high-end hotels and resorts. We own a quality portfolio of upper upscale and luxury hotels and resorts in desirable North American and European locations. Our portfolio is currently made up of 15 properties totaling 6,192 rooms. We own unique hotels with complex operations, sophisticated customers and multiple revenue streams. Our properties include large convention hotels, business hotels and resorts, which are managed by internationally recognized hotel management companies.

Our asset management expertise is what truly distinguishes us. Asset management is our focus, our core competency, and our competitive advantage. Our business is driven by our team’s depth of knowledge and hands-on expertise in every aspect of the lodging industry. While our focus is to drive top line revenues, we importantly focus on every component of bottom line profitability. We use our experience to make selective, value added acquisitions and recycle capital through thoughtful and planned dispositions. Simply put, we are utilizing our expert management skills in building a great hotel company which will provide attractive returns for our shareholders.

Strategic Hotel Capital, Inc. is a real estate investment trust (REIT) and is traded on the New York Stock Exchange under the symbol SLH.

Fiscal Year End:

December 31

Number of Full-Time Equivalent Employees:

30.8

Corporate Headquarters:

77 West Wacker Drive, Suite 4600

Chicago, IL 60601

(312) 658-5000

Company Contact:	At Financial Relations Board:
James Mead	Georganne Palffy
Chief Financial Officer	Financial Relations Board
(312) 658-5000	(312) 640-6768

Supplemental Information December 31, 2004

Board of Directors and Executive Officers

John C. Deterding

Chairman, Director and Chairman of the Corporate Governance and Nominating Committee

Laurence S. Geller

President, Chief Executive Officer and Director

Robert P. Bowen

Director and Chairman of the Audit Committee

Thomas A. Hassard

Director

Robert J. Watson

Director and Chairman of the Compensation Committee

James E. Mead

Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Steven N. Kisielica

Senior Vice President — Acquisitions and Development

Richard J. Moreau

Senior Vice President — Asset Management

Monte J. Huber

Vice President, Controller, and Treasurer (Principal Accounting Officer)

Paula C. Maggio

Vice President, Secretary and General Counsel

Supplemental Information December 31, 2004

Equity Research Coverage

Firm	Analyst	Telephone
Banc of America Securities, LLC	J. Cogan	(415) 627-2501

Deutsche Bank North America	Marc Falcone	(212) 250-7417

Goldman, Sachs & Co.	Steven Kent	(212) 902-6752

Green Street Advisors, Inc.	John Arabia	(949) 640-8780

Raymond James & Associates	William Crow	(727) 567-2594

Wachovia Securities	Jeffrey Donnelly	(617) 603-4262

Strategic Hotel Capital is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding Strategic Hotel Capital’s performance made by these analysts are theirs alone and do not represent opinions, forecasts or predictions of Strategic Hotel Capital or its management. Strategic Hotel Capital does not by its reference here imply its endorsement of, or concurrence with, such information, conclusions or recommendations.

Supplemental Information December 31, 2004

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

December 31, 2004
Capitalization
Common shares outstanding	30,036
Units outstanding	9,402
Restricted stock units outstanding	432

Combined shares and units outstanding	39,870
Common stock price at end of period	$16.50

Common equity capitalization	$657,855
Consolidated debt	543,140
Pro rata share of unconsolidated debt	34,254
Cash and cash equivalents	(40,071)

Total enterprise value	$1,195,178

Dividends Per Share
Common dividends declared (holders of record on December 31, 2004):	$0.22

Common dividends declared (holders of record on September 30, 2004):	$0.22

Supplemental Information Three Months and Years Ended December 31, 2004 and 2003

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Revenues:
Rooms	$54,883	$85,020	$270,820	$317,978
Food and beverage	34,445	47,301	144,593	164,358
Other hotel operating revenue	14,070	15,126	51,064	55,580

	103,398	147,447	466,477	537,916
Lease revenue	3,314	6,266	24,233	27,638

Total revenues	106,712	153,713	490,710	565,554

Operating Costs and Expenses:
Rooms	12,839	22,550	67,761	82,245
Food and beverage	25,613	36,069	110,768	127,751
Other departmental expenses	31,769	40,311	135,323	148,595
Management fees	3,860	5,434	17,145	19,295
Other property level expenses	6,417	10,157	30,344	36,903
Lease expense	3,257	—	6,446	—
Depreciation and amortization	10,653	20,217	61,463	82,661
Impairment losses on goodwill and hotel property	12,675	—	12,675	—
Corporate expenses	4,352	5,640	28,845	21,912

Total operating costs and expenses	111,435	140,378	470,770	519,362

Operating (loss) income	(4,723)	13,335	19,940	46,192

Interest expense	(7,481)	(25,007)	(64,578)	(107,391)
Interest income	257	311	1,270	2,643
Gain (loss) on early extinguishment of debt	29	767	(21,934)	(13,761)
Other income (expenses), net	3,816	(2,549)	3,132	(7,581)

Loss before income taxes, minority interests and discontinued operations	(8,102)	(13,143)	(62,170)	(79,898)
Income tax (expense) benefit	(4,230)	(992)	(4,990)	552
Minority interests	2,914	(61)	4,831	(2,895)

Loss from continuing operations	(9,418)	(14,196)	(62,329)	(82,241)
Income from discontinued operations	—	363	75,662	26,047

Net (Loss) Income	$(9,418)	$(13,833)	$13,333	$(56,194)

Basic and Diluted (Loss) Income Per Share:
Loss from continuing operations per share	$(0.31)	$(0.74)	$(2.55)	$(4.84)
Income from discontinued operations per share	—	0.02	3.10	1.53

Net (loss) income per share	$(0.31)	$(0.72)	$0.55	$(3.31)

Weighted-average common shares outstanding	30,204	19,090	24,390	17,002

Our consolidated statements of operations for the three months and year ended December 31, 2004 include the following: the results of the 15 hotel interests currently owned and leased by the company, referred to as the REIT Hotels; and before June 29, 2004, the date of the IPO, the results of seven other hotels, which were distributed out of the company and in which the company no longer has an ownership interest.

Supplemental Information December 31, 2004 and 2003

Consolidated Balance Sheets

(in thousands, except share data)

	Years Ended December 31,
	2004	2003
Assets
Property and equipment	$952,717	$1,881,840
Less accumulated depreciation	(222,150)	(472,645)

Net property and equipment	730,567	1,409,195

Goodwill	66,438	259,150
Intangible assets (net of accumulated amortization of $87 and $0, respectively)	1,613	—
Assets held for sale	—	80,519
Investment in hotel joint ventures	12,060	23,392
Cash and cash equivalents	40,071	107,437
Restricted cash and cash equivalents	26,979	85,697
Accounts receivable (net of allowance for doubtful accounts of $361 and $772, respectively)	21,056	31,030
Deferred financing costs (net of accumulated amortization of $1,420 and $8,609, respectively)	11,178	29,247
Other assets	80,388	53,854

Total assets	$990,350	$2,079,521

Liabilities and Owners’ Equity
Liabilities:
Mortgages and other debt payable	$489,140	$1,505,984
Bank credit facility	54,000	—
Convertible debt	—	122,030
Accounts payable and accrued expenses	58,946	124,422
Distributions payable	8,709	—
Liabilities of assets held for sale	—	68,153
Deferred fees on management contracts	2,333	12,256
Deferred gain on sale of hotels	119,616	—

Total liabilities	732,744	1,832,845
Minority interests	61,053	107,608
Owners’ equity:
Members’ capital	—	875,767
Distributions to members	—	(439,377)
Common shares ($0.01 par value; 150,000,000 common shares authorized; 30,035,701 common shares issued and outstanding)	300	—
Additional paid-in capital	483,691	—
Deferred compensation	(1,731)	—
Accumulated deficit	(271,873)	(285,206)
Accumulated distributions to owners	(13,447)	—
Accumulated other comprehensive loss	(387)	(12,116)

Total owners’ equity	196,553	139,068

Total liabilities and owners’ equity	$990,350	$2,079,521

Supplemental Information Three Months and Years Ended December 31, 2004 and 2003

REIT Hotel Statements of Operations (a)

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
REIT Hotel Revenues:
Rooms	$54,883	$42,037	$192,750	$169,780
Food and beverage	34,445	26,518	108,747	93,659
Other hotel operating revenue	14,070	10,477	42,370	37,459

	103,398	79,032	343,867	300,898
Lease revenue (b)	3,314	4,839	20,698	20,150

REIT hotel revenues	106,712	83,871	364,565	321,048

REIT Hotel Expenses:
Rooms	12,839	9,664	43,848	36,936
Food and beverage	25,613	19,331	80,903	69,431
Other departmental expenses	31,769	24,276	104,033	89,459
Management fees	3,860	3,801	14,224	13,651
Other property level expenses	6,417	4,166	20,575	15,955
Lease expense	3,257	—	6,446	—

REIT hotel expenses	83,755	61,238	270,029	225,432

REIT Hotel Adjusted Operating Income	22,957	22,633	94,536	95,616

Interest expense, net	(7,224)	(13,647)	(41,070)	(60,498)
Gain (loss) on early extinguishment of debt	29	767	(9,271)	(7,794)
Other income (expenses), net (c)	3,816	(2,549)	3,132	(7,581)

Income before income taxes and minority interests	19,578	7,204	47,327	19,743

Income tax (expense) benefit	(4,230)	(992)	(4,990)	552
Minority interests	2,914	(61)	4,831	(2,895)

REIT Hotel Net Income	18,262	6,151	47,168	17,400

REIT depreciation and amortization	(10,653)	(9,828)	(41,778)	(39,090)
Impairment losses on goodwill and hotel property	(12,675)	—	(12,675)	—
Corporate expenses	(4,352)	(5,640)	(28,845)	(21,912)
Non-REIT hotel results, net	—	(4,879)	(26,199)	(38,639)
Income from discontinued operations	—	363	75,662	26,047

Net (Loss) Income	$(9,418)	$(13,833)	$13,333	$(56,194)

Supplemental Information Three Months and Years Ended December 31, 2004 and 2003

(a) REIT hotel operating data above excludes the results of operations of the distributed assets that are required to be included in GAAP financial statement presentations prior to the date of the IPO because we are deemed to have continuing involvement as a result of our agreement to asset manage those assets. As a result, we have presented only REIT hotel operating results and a reconciliation of REIT hotel income to net income (loss), the most directly comparable GAAP measure.

REIT hotel operating results are presented because we believe that it most fairly represents comparable period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. Because of the elimination of the non-REIT hotel operations, the REIT hotel operating results do not represent our total revenues, expenses or operating profit in accordance with GAAP. These results should be considered in combination with our GAAP financial statements by investors when evaluating our performance.

(b) Until March 1, 2004, the Hamburg Marriott was accounted for under the equity method. After March 1, 2004 when we acquired our joint venture partner’s 65% leasehold interest in the property, we record lease revenue for the Hamburg Marriott. Lease revenue for the three months and years ended December 31, 2004 and 2003 includes revenues from the Hyatt Regency New Orleans until June 29, 2004 when we converted the Hyatt Regency New Orleans lease to a management agreement. Prior to June 29, 2004, the Paris Marriott Champs Elysees was accounted for as a finance obligation and we consolidated its results because of a continuing involvement in supporting the financing of the property through a collateralized guarantee. On June 29, 2004, we recorded a sale and leaseback related to the Paris Marriott Champs Elysees. Subsequent to June 29, 2004, we only earn lease revenue from the Hamburg Marriott and the Paris Marriott Champs Elysees.

(c) Other income (expenses), net includes our equity in earnings or losses of our investments in the Prague hotel joint venture for the three months and years ended December 31, 2004 and 2003. Earnings or losses from our investment in the Hamburg Marriott hotel joint venture are included in the three months and year ended December 31, 2003 and are included in the year ended December 31, 2004 until the acquisition of our joint venture partner’s interest in the property on March 1, 2004.

Supplemental Information Three Months and Years Ended December 31, 2004 and 2003

Discontinued Operations

(in thousands)

On February 20, 2003, certain subsidiaries of the Company sold four hotels located in Coral Gables, Florida (Miami), Orlando, Florida, Santa Clara, California (Northern California), and Crystal City, Virginia (Washington, D.C.). On June 18, 2003, a subsidiary of the Company sold one hotel located in Chicago, Illinois. Additionally, on February 6, 2004, the Company sold its hotel located in Washington, D.C. that was held for sale as of December 31, 2003. The following is a summary of income from discontinued operations for the three months and years ended December 31, 2004 and 2003:

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Hotel operating revenues	$—	$—	$—	$9,261
Lease revenue	—	2,830	257	15,349

Total revenues	—	2,830	257	24,610
Operating costs and expenses	—	—	—	6,722
Depreciation and amortization	—	1,005	—	5,513

Total operating costs and expenses	—	1,005	—	12,235

Operating income	—	1,825	257	12,375
Interest expense	—	(1,462)	(577)	(6,352)
Interest income	—	—	—	38
Loss on early extinguishment of debt	—	—	—	(1,086)
Gain on sale of assets	—	—	75,982	21,072

Income from discontinued operations	$—	$363	$75,662	$26,047

Supplemental Information December 31, 2004

Non-GAAP Financial Measures

Two non-GAAP financial measures are presented for the Company that we believe are useful to investors as key measures of our operating performance: Funds from Operations, or FFO; and Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA. Reconciliation of these measures to net (loss) income, the most directly comparable GAAP measure, is set forth in the following tables.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance that would not have certain drawbacks associated with net income under GAAP. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding gains (or losses) from sales of property plus real estate-related depreciation and amortization, and after adjustments for our portion of these items related to unconsolidated partnerships and joint ventures. We also present Fully Converted FFO, which is FFO plus convertible debt interest expense and minority interest expense on convertible minority interests. We believe that the presentation of FFO and Fully Converted FFO provides useful information to investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization.

EBITDA represents net income (loss) excluding: (i) interest expense, (ii) income tax expense, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; and (iii) depreciation and amortization. EBITDA also excludes interest expense, income tax expense and depreciation and amortization of our equity method investments. EBITDA for 2004 and 2003 is presented on a full participation basis, which means we have assumed conversion of all minority interests into the Company’s common shares. We believe this treatment of minority interest provides more useful information for management and our investors and appropriately considers our current capital structure. We also present Adjusted EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks. We believe EBITDA and Adjusted EBITDA are useful to an investor in evaluating our operating performance because they provide investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Adjusted EBITDA as measures in determining the value of acquisitions and dispositions.

We caution investors that amounts presented in accordance with our definitions of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (loss). In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. Below, we have provided a quantitative reconciliation of FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss), and provide an explanatory description by footnote of the items excluded from FFO, Fully Converted FFO, EBITDA and Adjusted EBITDA.

Supplemental Information Three Months and Years Ended December 31, 2004 and 2003

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Net (loss) income	$(9,418)	$(13,833)	$13,333	$(56,194)
Depreciation and amortization - continuing operations	10,653	20,217	61,463	82,661
Depreciation and amortization - discontinued operations	—	1,005	—	5,513
Interest expense - continuing operations	7,481	25,007	64,578	107,391
Interest expense - discontinued operations	—	1,461	577	6,352
Income taxes	4,152	1,184	5,135	247
Mexican asset tax refund	(2,427)	—	(2,427)	—
Minority interests	(2,914)	61	(4,831)	2,895
Adjustments from unconsolidated affiliates	1,065	(453)	5,672	3,165

EBITDA (a)	8,592	34,649	143,500	152,030
Realized portion of deferred gain on sale leasebacks	(1,058)	—	(2,180)	—

Adjusted EBITDA (a)	$7,534	$34,649	$141,320	$152,030

(a)	EBITDA and Adjusted EBITDA have not been adjusted for the following amounts included in net (loss) income because these losses have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Impairment losses from continuing operations amounted to $12,675 for the three months and year ended December 31, 2004.

•	Gain (loss) on extinguishment of debt from continuing operations amounted to $29, $767, $(21,934) and $(13,761) for the three months and years ended December 31, 2004 and 2003, respectively.

•	Loss on extinguishment of debt from discontinued operations amounted to $1,086 for the year ended December 31, 2003.

•	Gain on sale of assets from discontinued operations amounted to $75,982 and $21,072 for the years ended December 31, 2004 and 2003, respectively.

Supplemental Information Three Months and Years Ended December 31, 2004 and 2003

Reconciliation of Net (Loss) Income to Funds From Operations (FFO)

(in thousands)

	Three Months Ended December 31,		Years Ended December 31,
	2004	2003	2004	2003
Net (loss) income	$(9,418)	$(13,833)	$13,333	$(56,194)
Depreciation and amortization - continuing operations	10,653	20,217	61,463	82,661
Depreciation and amortization - discontinued operations	—	1,005	—	5,513
Gain on sale of assets - continuing operations	—	—	—	—
Gain on sale of assets - discontinued operations	—	—	(75,982)	(21,072)
Realized portion of deferred gain on sale leasebacks	(1,058)	—	(2,180)	—
Deferred tax expense on realized portion of deferred gain on sale leasebacks	335	—	657	—
Minority interests adjustments	(2,642)	(103)	(5,573)	(466)
Adjustments from unconsolidated affiliates	494	830	3,174	3,320

FFO	(1,636)	8,116	(5,108)	13,762
Convertible debt interest expense	—	2,068	4,105	14,902
Convertible minority interests	(271)	164	743	3,361

FFO - Fully Converted (a)	$(1,907)	$10,348	$(260)	$32,025

(a)	FFO has not been adjusted for the following amounts included in net (loss) income because these losses have either occurred during the prior two years or are reasonably likely to occur within two years (in thousands).

•	Impairment losses from continuing operations amounted to $12,675 for the three months and year ended December 31, 2004.

•	Gain (loss) on extinguishment of debt from continuing operations amounted to $29, $767, $(21,934) and $(13,761) for the three months and years ended December 31, 2004 and 2003, respectively.

•	Loss on extinguishment of debt from discontinued operations amounted to $1,086 for the year ended December 31, 2003.

Supplemental Information December 31, 2004

Debt Summary

(dollars in thousands)

Debt	Encumbered Hotels	Interest Rate		Spread to LIBOR	Loan Amount	Maturity Date
Bank credit facility	14	5.66	%(a)	375 bp	$54,000	June 2007
CMBS Floating Rate	9	3.81%		141 bp	275,000	Sept. 2006
CMBS Fixed Rate	3	5.43%		Fixed	207,222	July 2011
Other debt	1	5.29%		300 bp	6,918	May 2014

					$543,140

(a) Represents the weighted average interest rate.

Caps	LIBOR Cap Rate	Notional Amount	Maturity
CMBS Floating Rate Cap	5.00%	$104,000	July 2006
CMBS Floating Rate Additional Cap	5.00%	$75,000	Sept. 2006

Swap	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
CMBS Floating Rate Swap	3.62%	$96,000	June 2007

At December 31, 2004, future scheduled debt principal payments (including extension option) are as follows (in thousands):

Years ended December 31,	Amounts
2005	$2,542
2006	2,903
2007	57,067
2008	3,209
2009	278,421
Thereafter	198,998

Total	$543,140

Financing transactions in 2004:

On June 29, 2004, we entered into a bank credit agreement that provided for a $120.0 million revolving loan.

On June 29, 2004, we completed two mortgage loan financings with aggregate proceeds amounting to $408.5 million. The financings consisted of a fixed rate loan totaling $208.5 million and a floating rate loan totaling $200.0 million.

On August 24, 2004, we entered into an Amended and Restated Indenture for the issuance of $275.0 million of floating rate notes. This new indenture amended and restated the floating rate loan described above, which originally provided for the issuance of $200.0 million in notes.

As required by the floating rate loan agreement described above, we purchased an interest rate cap with a notional amount covering the entire $200.0 million of the floating rate loan, but we sold an offsetting cap due to the execution of a swap agreement for a notional amount of $96.0 million.

As required by the Amended and Restated Indenture described above, we purchased an additional interest rate cap with a notional amount covering the additional $75.0 million of the new indenture.

In connection with the sale and leaseback transactions of the Paris Marriott and the Hamburg Marriott, described in detail on page 16, we eliminated the provisions that required recording the transactions as finance obligations.

Supplemental Information December 31, 2004

PORTFOLIO DATA

Portfolio at December 31, 2004

Hotel	Location	Number of Rooms	% of Total Rooms	% of 2004 Property EBITDA
United States:
Hyatt Regency New Orleans (a)	New Orleans, LA	1,184	20%	18%
Hyatt Regency Phoenix	Phoenix, AZ	712	11%	11%
Hilton Burbank Airport and Convention Center	Burbank, CA	488	8%	7%
Marriott Rancho Las Palmas Resort	Rancho Mirage, CA	444	7%	2%
Hyatt Regency La Jolla at Aventine	La Jolla, CA	419	7%	7%
Marriott Chicago Schaumburg	Schaumburg, IL	398	6%	3%
Marriott Lincolnshire Resort	Lincolnshire, IL	390	6%	6%
Loews Santa Monica Beach Hotel	Santa Monica, CA	342	6%	13%
Embassy Suites Lake Buena Vista Resort	Orlando, FL	333	5%	5%
Ritz-Carlton Half Moon Bay (b)	Half Moon Bay, CA	261	4%	3%

Total United States		4,971	80%	75%

Mexican:
Four Seasons Mexico City	Mexico City, Mexico	240	4%	6%
Four Seasons Punta Mita Resort	Punta Mita, Mexico	140	2%	13%

Total Mexican		380	6%	19%

European:
Inter.Continental Prague (c)	Prague, Czech Republic	372	6%	6%
Marriott Hamburg (d)	Hamburg, Germany	277	5%	N/A
Paris Marriott Champs Elysees (e)	Paris, France	192	3%	N/A

Total European		841	14%	6%

		6,192	100%	100%

(a)	On June 29, 2004, the Hyatt Regency New Orleans was converted from a lease to a management agreement. For comparison purposes, the percentage of 2004 property EBITDA above has been calculated as if this was a management agreement for the full year.
(b)	On August 24, 2004, we purchased the Ritz-Carlton Half Moon Bay for $123.0 million. The percentage of 2004 property EBITDA calculation above reflects only the operating results during our period of ownership.
(c)	We have a 35% interest in the joint venture that owns the Inter.Continental Prague and account for our investment under the equity method of accounting. Our equity in earnings (loss) of the hotel joint venture is included in other income (expenses), net in our consolidated statements of operations. The percentage of 2004 property EBITDA above has been calculated based on our 35% ownership.
(d)	Subsequent to the February 2004 sale of the Hamburg Marriott, on March 1, 2004 we acquired the 65% interest we did not previously own in the joint venture that leases the hotel. On June 29, 2004, we eliminated the collateralized guarantee on the sale leaseback related to the property and no longer have continuing involvement which required treating the transaction as a financing. Accordingly, a sale of the Hamburg Marriott was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense. Since we only have a leasehold interest in this property, we have not included it in the percentage of 2004 Property EBITDA calculation above.
(e)	On June 29, 2004, we eliminated the collateralized guarantee related to the Paris Marriott Champs Elysees and no longer have continuing involvement as defined by generally accepted accounting principles. Accordingly, a sale of the Paris Marriott Champs Elysees was recorded and the leaseback has now been recorded as an operating lease as of June 29, 2004. SHCI eliminated the finance obligation on the consolidated balance sheet and now records lease expense instead of mortgage interest and depreciation expense. Since we only have a leasehold interest in this property, we have not included it in the percentage of 2004 Property EBITDA calculation above.

Supplemental Information Four Quarters Ended December 31, 2004

Seasonality by Geographic Region

Revenues have been adjusted to show hotel performance on a comparable quarter-over-quarter basis. Adjustments include (i) exclusion of Ritz-Carlton Half Moon Bay’s partial year results; (ii) presentation of Hyatt Regency New Orleans without the effect of the operating lease that was in place prior to June 2004; and (iii) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of December 31, 2004)

9 Properties

4,710 Rooms

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004	Total 2004
Total revenues	$78,398	$72,522	$63,119	$76,164	$290,203
Seasonality %	27.0%	25.0%	21.7%	26.3%	100.0%

Mexican Hotels (as of December 31, 2004)
2 Properties
380 Rooms

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004	Total 2004
Total revenues	$16,626	$13,874	$10,222	$15,064	$55,786
Seasonality %	29.8%	24.9%	18.3%	27.0%	100.0%

Total North American Hotels (as of December 31, 2004)
11 Properties
5,090 Rooms

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004	Total 2004
Total revenues	$95,024	$86,396	$73,341	$91,228	$345,989
Seasonality %	27.5%	25.0%	21.2%	26.3%	100.0%

European Hotels (as of December 31, 2004)
3 Properties
841 Rooms

	Three Months Ended
	March 2004	June 2004	September 2004	December 2004	Total 2004
Total revenues	$15,286	$21,710	$23,010	$19,999	$80,005
Seasonality %	19.1%	27.1%	28.8%	25.0%	100.0%

Supplemental Information Three Months and Years Ended December 31, 2004 and 2003

Operating Statistics by Geographic Region

Operating results have been adjusted to show hotel performance on a comparable year-over-year basis. Adjustments include (i) exclusion of Ritz-Carlton Half Moon Bay’s partial year results; (ii) presentation of Hyatt Regency New Orleans without the effect of the operating lease that was in place prior to June 2004; and (iii) presentation of the European hotels without regard to either ownership structure or leaseholds.

United States Hotels (as of December 31, 2004)

9 Properties

4,710 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$142.36	$136.08	4.6%		$140.85	$139.59	0.9%
Average Occupancy	63.6%	63.0%	0.6	pts	67.6%	65.6%	2.0	pts
RevPAR	$90.52	$85.74	5.6%		$95.28	$91.63	4.0%
Property EBITDA Margin	21.9%	21.3%	0.6	pts	22.8%	24.1%	(1.3	) pts

Mexican Hotels (as of December 31, 2004)

2 Properties

380 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$360.35	$349.24	3.2%		$349.71	$337.28	3.7%
Average Occupancy	68.7%	66.2%	2.5	pts	67.7%	65.0%	2.7	pts
RevPAR	$247.40	$231.17	7.0%		$236.68	$219.12	8.0%
Property EBITDA Margin	32.5%	30.9%	1.6	pts	31.1%	29.3%	1.8	pts

Total North American Hotels (as of December 31, 2004)

11 Properties

5,090 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$158.98	$151.90	4.7%		$156.47	$154.21	1.5%
Average Occupancy	63.9%	63.2%	0.7	pts	67.7%	65.6%	2.1	pts
RevPAR	$101.66	$96.06	5.8%		$105.86	$101.15	4.7%
Property EBITDA Margin	23.6%	22.8%	0.8	pts	24.1%	24.9%	(0.8	) pts

Supplemental Information Three Months and Years Ended December 31, 2004 and 2003

European Hotels (as of December 31, 2004)

3 Properties

841 Rooms

	Three Months Ended December 31,				Years Ended December 31,
	2004	2003	Change		2004	2003	Change
Average Daily Rate	$224.13	$204.44	9.6%		$229.37	$214.50	6.9%
Average Occupancy	79.1%	78.0%	1.1	pts	80.6%	77.2%	3.4	pts
RevPAR	$177.23	$159.53	11.1%		$184.86	$165.54	11.7%
Property EBITDA Margin	35.6%	37.9%	(2.3	) pts	39.9%	42.3%	(2.4	) pts

Supplemental Information Years Ended December 31, 2004, 2003 and 2002

Selected Financial and Operating Information by Property

The following tables present selected financial and operating information by property for the years ended December 31, 2004, 2003 and 2002. Property EBITDA reflects property net operating income plus depreciation and amortization.

	December 31,
	2004	2003	2002
	(in thousands, except selected operating information)
HYATT REGENCY NEW ORLEANS - SEE PAGE 16 (a)

Selected Financial Information (For purposes of comparison, we have provided financial information for this property as if the hotel was subject to a management agreement (it was on a lease prior to June 2004)):

Total revenues	$59,101	$63,143	$64,558
Property EBITDA	$16,964	$20,149	$21,654

Selected Operating Information:
Rooms	1,184	1,184	1,184
Average occupancy	62.3%	65.0%	63.2%
ADR	$141.14	$142.75	$147.02
RevPAR	$87.92	$92.79	$92.98

HYATT REGENCY PHOENIX
Selected Financial Information:
Total revenues	$36,234	$34,392	$37,263
Property EBITDA	$10,095	$9,974	$11,816

Selected Operating Information:
Rooms	712	712	712
Average occupancy	64.7%	59.7%	61.3%
ADR	$134.37	$136.33	$144.85
RevPAR	$86.97	$81.34	$88.74

HILTON BURBANK AIRPORT AND CONVENTION CENTER
Selected Financial Information:
Total revenues	$23,227	$21,700	$21,861
Property EBITDA	$6,094	$5,730	$6,497

Selected Operating Information:
Rooms	488	488	488
Average occupancy	61.9%	61.1%	59.4%
ADR	$114.56	$112.47	$112.54
RevPAR	$70.92	$68.70	$66.82

Supplemental Information Years Ended December 31, 2004, 2003 and 2002

	December 31,
	2004	2003	2002
	(in thousands, except selected operating information)
MARRIOTT RANCHO LAS PALMAS RESORT
Selected Financial Information:
Total revenues	$32,815	$34,373	$36,712
Property EBITDA	$1,791	$3,240	$5,796

Selected Operating Information:
Rooms	444	444	444
Average occupancy	67.3%	68.0%	71.6%
ADR	$142.28	$143.66	$145.94
RevPAR	$95.74	$97.70	$104.52

HYATT REGENCY LA JOLLA AT AVENTINE
Selected Financial Information:
Total revenues	$34,158	$33,280	$34,985
Property EBITDA	$6,667	$7,738	$9,488

Selected Operating Information:
Rooms	419	419	419
Average occupancy	74.2%	69.0%	73.1%
ADR	$152.57	$155.73	$157.32
RevPAR	$113.14	$107.47	$114.97

MARRIOTT CHICAGO SCHAUMBURG
Selected Financial Information:
Total revenues	$15,607	$15,310	$15,366
Property EBITDA	$3,104	$3,579	$3,199

Selected Operating Information:
Rooms	398	398	398
Average occupancy	65.5%	64.1%	63.1%
ADR	$107.56	$104.05	$106.00
RevPAR	$70.45	$66.72	$66.84

MARRIOTT LINCOLNSHIRE RESORT
Selected Financial Information:
Total revenues	$36,947	$36,725	$37,181
Property EBITDA	$5,287	$5,550	$6,001

Selected Operating Information:
Rooms	390	390	390
Average occupancy	68.7%	65.6%	63.5%
ADR	$112.49	$112.95	$116.98
RevPAR	$77.23	$74.08	$74.31

Supplemental Information Years Ended December 31, 2004, 2003 and 2002

	December 31,
	2004	2003	2002
	(in thousands, except selected operating information)
LOEWS SANTA MONICA BEACH HOTEL
Selected Financial Information:
Total revenues	$37,922	$33,041	$32,962
Property EBITDA	$12,076	$9,059	$8,938

Selected Operating Information:
Rooms	342	342	342
Average occupancy	79.7%	70.3%	70.3%
ADR	$244.00	$236.58	$236.70
RevPAR	$194.53	$166.22	$166.38

EMBASSY SUITES LAKE BUENA VISTA RESORT
Selected Financial Information:
Total revenues	$14,192	$12,513	$12,686
Property EBITDA	$4,133	$3,643	$4,125

Selected Operating Information:
Rooms	333	333	333
Average occupancy	82.6%	77.1%	74.7%
ADR	$121.56	$114.92	$118.78
RevPAR	$100.46	$88.61	$88.70

RITZ-CARLTON HALF MOON BAY
Selected Financial Information:
Total revenues	$18,202	N/A	N/A
Property EBITDA	$2,823	N/A	N/A

Selected Operating Information (This table includes statistical information only for our period of ownership. For the full year of 2004, average occupancy was 64.0%, ADR was $315.59 and RevPAR was $202.08):

Rooms	261	N/A	N/A
Average occupancy	67.9%	N/A	N/A
ADR	$319.11	N/A	N/A
RevPAR	$216.84	N/A	N/A

Supplemental Information Years Ended December 31, 2004, 2003 and 2002

	December 31,
	2004	2003	2002
	(in thousands, except selected operating information)
FOUR SEASONS MEXICO CITY
Selected Financial Information:
Total revenues	$22,274	$22,297	$21,941
Property EBITDA	$5,883	$5,550	$5,591

Selected Operating Information:
Rooms	240	240	240
Average occupancy	63.3%	63.2%	60.1%
ADR	$217.62	$216.92	$222.45
RevPAR	$137.69	$137.05	$133.60

FOUR SEASONS PUNTA MITA RESORT
Selected Financial Information:
Total revenues	$33,512	$29,654	$28,385
Property EBITDA	$11,458	$9,691	$8,559

Selected Operating Information:
Rooms	140	140	140
Average occupancy	75.2%	68.0%	60.1%
ADR	$540.10	$528.85	$572.38
RevPAR	$406.39	$359.83	$343.91

Supplemental Information Years Ended December 31, 2004, 2003 and 2002

	December 31,
	2004	2003	2002
	(in thousands, except selected operating information)
INTER.CONTINENTAL PRAGUE
Selected Financial Information (Amounts below are 100% of operations, of which SHCI owns 35%):
Total revenues	$32,866	$28,010	$18,453
Property EBITDA	$14,659	$13,845	$7,368

Selected Operating Information:
Rooms	372	372	364
Average Occupancy	80.4%	73.5%	67.8%
ADR	$195.21	$181.39	$168.44
RevPAR	$156.87	$133.36	$114.25
MARRIOTT HAMBURG
Selected Financial Information (Amounts below are 100% of operations, of which SHCI owned 35% through March 2004):
Total revenues	$17,683	$16,186	$13,743
Property EBITDA	$4,906	$4,522	$3,969

Selected Operating Information:
Rooms	277	277	277
Average occupancy	79.8%	78.7%	77.4%
ADR	$149.05	$133.00	$111.85
RevPAR	$118.93	$104.63	$86.61
PARIS MARRIOTT CHAMPS ELYSEES
Selected Financial Information:
Total revenues	$29,455	$27,614	$27,728
Property EBITDA	$12,366	$11,980	$13,395

Selected Operating Information:
Rooms	192	192	192
Average occupancy	82.2%	82.0%	90.0%
ADR	$406.54	$384.07	$359.81
RevPAR	$334.19	$315.12	$323.86